EXHIBIT (m)(1)
DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
October 1, 1992
As Amended and Restated September 21, 1995
As Re-Executed February 7, 1997
As Amended and Restated November 9, 2000
As Amended and Restated November 1, 2005
As Amended and Restated April 23, 2007
As Amended and Restated February 1, 2008
As Amended and Restated February 1, 2009
As Amended and Restated October 14, 2009
     This Plan (the “Plan”) constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN of BB&T Funds, a Massachusetts business trust (the “Trust”), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”). Part A of the Plan relates to each series (each a “Fund” and collectively, the “Funds”) and class of the units of participation (“Shares”) of the Trust. Part B of the Plan relates to the Shares of the Class A (“A Shares”) and /or Class B (“B Shares”), Class C (“C Shares”) and Class R (“R Shares”) of particular Funds identified on Schedule A hereto, as such may be amended from time to time.
PART A
     1. The Trust has entered into an Underwriting Agreement (the “Agreement”) with the Trust’s underwriter (the “Distributor”), under which the Distributor uses all reasonable efforts, consistent with its other business, to facilitate the distribution of the Trust’s Shares. Under the Agreement, the Distributor pays the expenses of printing and distributing any prospectuses, reports and other literature used by the Distributor, advertising, and other promotional activities in connection with the offering of the Trust’s Shares for sale to the public.
     2. From the fees received by the Distributor pursuant to Part B of this Plan, Distributor may, subject to the oversight of the Board of Trustees, make payments to securities dealers and other third parties, including the Trust’s investment adviser (“Adviser”) and third party vendors, who engage in the sale of Shares or otherwise provide marketing or distribution related services or who render shareholder support services, including but not limited to providing office space, equipment and telephone facilities, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services as the Trust or Distributor may reasonably request.
     3. The Trust will not make separate payments as a result of this Part A of the Plan to the Distributor or any other party, it being recognized that the Trust presently pays, and will continue to pay, a management and administration fee to the Distributor. To the extent that any payments made by the Trust or any Fund to the Distributor, including payment of management and administration fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares issued by the Trust within the context of Rule 12b-1 under the 1940 Act, then such payments shall be deemed to be authorized by this Part A of the Plan.
     4. During the existence of this Part A of the Plan, the Trust shall require the Distributor to provide the Trust, for review by the Trust’s Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended in connection with financing any activity primarily intended to result in the sale of Shares issued by the Trust (making estimates of such costs where necessary or desirable) and the purposes for which such expenditures were made.
PART B
     WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and Shareholder servicing needs of its future investors; and
     WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the A Shares, B Shares, C Shares and R Shares of each Fund listed on Schedule A hereto and for the provision of Shareholder services with respect to the holders of such Shares of each Fund;
     NOW THEREFORE, the Trust and the Distributor hereby agree as follows:
     Section 1. Each Fund, the A Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its A Shares a distribution and shareholder services fee (the “A Share Fee”) to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the A Share Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to such Fund’s A Shares or for its services in connection with the rendering of Shareholder services to the holders of such Fund’s A Shares; (ii) payments to financial institutions and intermediaries (such as insurance companies and investment counselors, but not including banks and savings and loan associations), broker-dealers, the Adviser, the Distributor’s affiliates and subsidiaries, or other third party vendors as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance or Shareholder services with respect to such Fund’s A Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor’s affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of such Fund’s A Shares. The maximum amount of the A Share Fee that may be payable by the Fund’s A Shares as compensation for Shareholder services and/or reimbursement of expenses incurred in connection with Shareholder services with respect to such Fund’s A Shares is .25% of the average daily net assets of such Fund’s A Shares.
     Section 2. Each Fund, the B Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its B Shares a distribution and shareholder services fee (the “B Share Fee”) to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the B Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund’s B Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund’s B Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, the Adviser, the Distributor’s affiliates and subsidiaries, or other third party vendors as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund’s B Shares. The maximum amount of the B Share Fee that may be payable by the Fund’s B Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund’s B Shares is .75% of the average daily net assets of such Fund’s B Shares. The remaining portion of the B Share Fee is payable by the Fund’s B Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund’s B Shares. As provided in the Agreement, the Distributor may assign its right to receive the B Share Fee to any entity in connection with the sale of a Fund’s B Shares.
     Section 3. Each Fund, the C Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its C Shares a distribution and shareholder services fee (the “C Share Fee”) to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the C Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund’s C Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund’s C Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, the Adviser, the Distributor’s affiliates and subsidiaries, or other third party vendors as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund’s C Shares. The maximum amount of the C Share Fee that may be payable by the Fund’s C Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund’s C Shares is .75% of the average daily net assets of such Fund’s C Shares. The remaining portion of the C Share Fee is payable by the Fund’s C Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund’s C Shares. As provided in the Agreement, the Distributor may assign its right to receive the C Share Fee to any entity in connection with the sale of a Fund’s C Shares.
     Section 4. Each Fund, the R Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its R Shares a distribution and shareholder services fee (the “R Share Fee”) to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the R Share Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to such Fund’s R Shares or for its services in connection with the rendering of Shareholder services to the holders of such Fund’s R Shares; (ii) payments to financial institutions and intermediaries (such as insurance companies, investment counselors and pension plan administrators, but not including banks and savings and loan associations), broker-dealers, the Adviser, the Distributor’s affiliates and subsidiaries, or other third party vendors as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance or Shareholder services with respect to such Fund’s R Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries (such as insurance companies, investment counselors and pension plan administrators), broker-dealers, and the Distributor’s affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of such Fund’s R Shares. The maximum amount of the R Share Fee that may be payable by the Fund’s R Shares as compensation for Shareholder services and/or reimbursement of expenses incurred in connection with Shareholder services with respect to such Fund’s R Shares is .25% of the average daily net assets of such Fund’s R Shares.
     Section 5. The A Share, B Share, C Share, and R Share Fees shall be accrued daily and payable monthly, and shall be paid by each Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to Sections 1, 2, 3, and 4 of this Part B.
     Section 6. The Plan shall not take effect with respect to the A Shares, B Shares, C Shares or R Shares of a Fund until it has been approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund’s A Shares, B Shares, C Shares or R Shares, respectively, subject to the Plan.
     Section 7. The Plan shall not take effect with respect to the A Shares, B Shares, C Shares or R Shares of a Fund until it has been approved, together with any related agreements, by a vote of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan or such agreement.
     Section 8. The Plan shall continue in effect with respect to a class of a Fund for a period of more than one year after it takes effect, provided that such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 7.
     Section 9. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.
     Section 10. The Plan may be terminated with respect to the A Shares, B Shares, C Shares or R Shares of a Fund at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares, B Shares, C Shares or R Shares, respectively, of that Fund.
     Section 11. All agreements with any person relating to the implementation of the Plan shall be in writing and any agreement related to the Plan shall provide:

A.	That such agreement may be terminated with respect to the A Shares, B Shares, C Shares or R Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares, B Shares, C Shares or R Shares, respectively, of that Fund, on not more than 60 days’ written notice; and

B.	That such agreement shall terminate automatically in the event of its assignment.
     Section 12. The Plan may not be amended to increase materially the amount of the A Share, B Share, C Share or R Share Fee with respect to a Fund without approval by Shareholders and Trustees in the manner provided in Sections 6 and 7 hereof, and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 7.
     Section 13. As used herein, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.
     Section 14. The names “BB&T Funds” and “Trustees of BB&T Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

[SEAL]	BB&T FUNDS

	By:	/s/ Todd Miller

BB&T AM Distributors, Inc.

	By:	/s/ Bruno DiStefano
Dated: Jan 5, 2010

Revised Schedule A to the
Distribution and Shareholder Services Plan
dated October 1, 1992
As Amended and Restated September 21, 1995
As Re-Executed February 7, 1997
As Amended and Restated November 9, 2000
As Amended and Restated November 1, 2005
As Amended and Restated April 23, 2007
As Amended and Restated February 1, 2008
As Amended and Restated February 1, 2009
As Amended and Restated October 14, 2009

Name of Funds	Compensation
BB&T U.S. Treasury Money Market Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T U.S. Treasury Money Market Fund.

BB&T Short U.S. Government Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Short U.S. Government Fund.

BB&T Intermediate U.S. Government Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Intermediate U.S. Government Fund.

BB&T Large Cap Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Large Cap Fund.

BB&T North Carolina Intermediate Tax-Free Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T North Carolina Intermediate Tax-Free Fund.

BB&T Small Cap Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Small Cap Fund.

BB&T International Equity Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T International Equity Fund.

Name of Funds	Compensation
BB&T Capital Manager Conservative Growth Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Conservative Growth Fund.

BB&T Capital Manager Moderate Growth Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Moderate Growth Fund.

BB&T Capital Manager Growth Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Growth Fund.

BB&T Prime Money Market Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Prime Money Market Fund.

BB&T South Carolina Intermediate Tax-Free Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T South Carolina Intermediate Tax-Free Fund

BB&T Virginia Intermediate Tax-Free Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Virginia Intermediate Tax-Free Fund

BB&T Equity Index Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Equity Index Fund

BB&T Total Return Bond Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Total Return Bond Fund

BB&T Mid Cap Growth Fund — A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of the average daily net assets of the BB&T Mid Cap Growth Fund

BB&T Mid Cap Value Fund — A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of the average daily net assets of the BB&T Mid Cap Value Fund

BB&T West Virginia Intermediate Tax Free Fund — A Shares	Annual rate of twenty-five-hundredths of one percent (.25%) of the average daily net assets of the BB&T West Virginia Intermediate Tax Free Fund

Name of Funds	Compensation
BB&T Capital Manager Equity Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Equity Fund

BB&T Kentucky Intermediate Tax-Free Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Kentucky Intermediate Tax-Free Fund

BB&T Maryland Intermediate Tax-Free Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Maryland Intermediate Tax-Free Fund

BB&T National Tax-Free Money Market Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T National Tax-Free Money Market Fund

BB&T Special Opportunities Equity Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Special Opportunities Equity Fund

BB&T Equity Income Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Equity Income Fund

Sterling Capital Small Cap Value Fund — A Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the Sterling Capital Small Cap Value Fund

BB&T U.S. Treasury Money Market Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T U.S. Treasury Money Market Fund.

BB&T Intermediate U.S. Government Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Intermediate U.S. Government Fund.

BB&T Large Cap Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Large Cap Fund.

BB&T Small Cap Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Small Cap Fund.

Name of Funds	Compensation
BB&T International Equity Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T International Equity Fund.

BB&T Capital Manager Conservative Growth Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Conservative Growth Fund.

BB&T Capital Manager Moderate Growth Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Moderate Growth Fund.

BB&T Capital Manager Growth Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Growth Fund.

BB&T Prime Money Market Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Prime Money Market Fund.

BB&T Equity Index Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Equity Index Fund

BB&T Total Return Bond Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Total Return Bond Fund

BB&T Mid Cap Growth Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Mid Cap Growth Fund

BB&T Mid Cap Value Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Mid Cap Value Fund

BB&T Capital Manager Equity Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Equity Fund

BB&T Special Opportunities Equity Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Special Opportunities Equity Fund

BB&T Equity Income Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Equity Income Fund

Name of Funds	Compensation
Sterling Capital Small Cap Value Fund — B Shares	Annual rate of one percent (1.00%) of the average daily net assets of the Sterling Capital Small Cap Value Fund

BB&T Large Cap Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Large Cap Fund

BB&T International Equity Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T International Equity Fund

BB&T Mid Cap Growth Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Mid Cap Growth Fund

BB&T Prime Money Market Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Prime Money Market Fund

BB&T Mid Cap Value Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Mid Cap Value Fund

BB&T U.S. Treasury Money Market Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T U.S. Treasury Money Market Fund

BB&T Intermediate U.S. Government Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Intermediate U.S. Government Fund

BB&T Total Return Bond Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Total Return Bond Fund

BB&T Capital Manager Conservative Growth Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Conservative Growth Fund

BB&T Capital Manager Moderate Growth Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Moderate Growth Fund

BB&T Capital Manager Growth Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Growth Fund

Name of Funds	Compensation
BB&T Capital Manager Equity Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Capital Manager Equity Fund

BB&T Small Cap Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Small Cap Fund

BB&T Equity Index Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Equity Index Fund

BB&T Special Opportunities Equity Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Special Opportunities Equity Fund

BB&T Equity Income Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the BB&T Equity Income Fund

Sterling Capital Small Cap Value Fund — C Shares	Annual rate of one percent (1.00%) of the average daily net assets of the Sterling Capital Small Cap Value Fund

BB&T U.S. Treasury Money Market Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T U.S. Treasury Money Market Fund.

BB&T Short U.S. Government Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Short U.S. Government Fund.

BB&T Intermediate U.S. Government Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Intermediate U.S. Government Fund.

BB&T Large Cap Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Large Cap Fund.

BB&T North Carolina Intermediate Tax-Free Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T North Carolina Intermediate Tax-Free Fund.

Name of Funds	Compensation
BB&T Small Cap Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Small Cap Fund.

BB&T International Equity Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T International Equity Fund.

BB&T Capital Manager Conservative Growth Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Conservative Growth Fund.

BB&T Capital Manager Moderate Growth Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Moderate Growth Fund.

BB&T Capital Manager Growth Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Growth Fund.

BB&T Prime Money Market Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Prime Money Market Fund.

BB&T South Carolina Intermediate Tax-Free Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T South Carolina Intermediate Tax-Free Fund

BB&T Virginia Intermediate Tax-Free Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Virginia Intermediate Tax-Free Fund

BB&T Equity Index Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Equity Index Fund

BB&T Total Return Bond Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Total Return Bond Fund

Name of Funds	Compensation
BB&T Mid Cap Growth Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Mid Cap Growth Fund

BB&T Mid Cap Value Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Mid Cap Value Fund

BB&T West Virginia Intermediate Tax Free Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T West Virginia Intermediate Tax Free Fund

BB&T Capital Manager Equity Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Capital Manager Equity Fund

BB&T Kentucky Intermediate Tax-Free Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Kentucky Intermediate Tax-Free Fund

BB&T Maryland Intermediate Tax-Free Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Maryland Intermediate Tax-Free Fund

BB&T National Tax-Free Money Market Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T National Tax-Free Money Market Fund

BB&T Special Opportunities Equity Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Special Opportunities Equity Fund

BB&T Equity Income Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the BB&T Equity Income Fund

Sterling Capital Small Cap Value Fund — R Shares	Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the Sterling Capital Small Cap Value Fund

BB&T FUNDS

By:	/s/ Todd Miller
Title:	Vice President, BB&T Funds

BB&T AM Distributors, Inc.

By:	/s/ Bruno DiStefano
Title:	Vice President